EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Bio Medica Corporation (the "Company") on Form 10-Q for the period ending June 30, 2008 as filed with the Securities and Exchange Commission on August 14, 2008 (the "Report"), I, Stefan Parker, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stefan Parker

Stefan Parker
Chief Financial Officer
Principal Financial Officer and
Executive Vice President, Finance

August 14, 2008